JOHN HANCOCK INVESTMENT TRUST II

                       John Hancock Small Cap Equity Fund
                    Redesignation of existing Class R Shares

                            Amendment of Section 5.11


     The undersigned, being a majority of the Trustees of John Hancock Investment Trust II (the "Trust"), acting pursuant to Section 8.3 (b) of the Amended and Restated Declaration of Trust of the Trust dated March 8, 2005 (the "Declaration of Trust") do hereby amend Section 5.11 effective February 14, 2007 as follows:

1. Class R shares of beneficial interest of the above series of the Trust are redesignated "Class R1" shares.


     IN WITNESS WHEREOF, the undersigned have executed this instrument on the 12th day of February, 2007.

/s/James R. Boyle                              /s/Charles L. Ladner
-----------------                              --------------------
James R. Boyle                                 Charles L. Ladner

/s/James F. Carlin                             /s/John A. Moore
------------------                             ----------------
James F. Carlin                                John A. Moore

/s/Richard P. Chapman, Jr.                     /s/Patti McGill Peterson
--------------------------                     ------------------------
Richard P. Chapman, Jr.                        Patti McGill Peterson

/s/William H. Cunningham                       /s/Steven R. Pruchansky
------------------------                       -----------------------
William H. Cunningham                          Steven R. Pruchansky

/s/Ronald R. Dion
-----------------
Ronald R. Dion

The Amended and Restated Declaration of Trust of the Trust, dated March 8, 2005, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually, but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.